      As filed with the Securities and Exchange Commission on July 1, 2002
                                                   Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          CONNECTICUT BANCSHARES, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                                       06-1564613
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                                 923 MAIN STREET
                          MANCHESTER, CONNECTICUT 06040
                                 (860) 646-1700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          CONNECTICUT BANCSHARES, INC.
                          2002 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                        --------------------------------

                                                   COPIES TO:
RICHARD P. MEDUSKI
CHIEF EXECUTIVE OFFICER AND PRESIDENT              DOUGLAS P. FAUCETTE, ESQUIRE
CONNECTICUT BANCSHARES, INC.                       ERIC S. KRACOV, ESQUIRE
923 MAIN STREET                                    MULDOON MURPHY & FAUCETTE LLP
MANCHESTER , CONNECTICUT 06040                     5101 WISCONSIN AVENUE, N.W.
(860) 646-1700                                     WASHINGTON, D.C.  20016
(Name, address, including zip code, and telephone (202) 362-0840 number, including area code, of agent for service)


============================================================================================================
Title of Securities   Amount to be       Proposed Maximum          Proposed Maximum           Amount of
 to be Registered     Registered (1)  Offering Price Per Share  Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------
   Common Stock         843,750
  $.01 par Value       Shares(2)              $31.20 (3)              $26,325,000              $2,422
============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Connecticut Bancshares, Inc. 2002 Equity Compensation Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Connecticut Bancshares, Inc. common stock (the "Common Stock") pursuant to 17 C.F.R. Section 230.416(a).

(2) Represents the total number of shares currently reserved or available for issuance as stock options or stock awards pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $31.20 based upon the average of the high and low price of the Common Stock, as reported on the Nasdaq National Market on June 24, 2002.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SECTION 230.462.

CONNECTICUT BANCSHARES, INC.

                                EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering 843,750 shares of the Common Stock of Connecticut Bancshares, Inc. (the "Registrant" or the "Company") to be issued in the future upon the exercise of options under the Connecticut Bancshares, Inc. 2002 Equity Compensation Plan (the "Plan").

        The financial statements of the Registrant at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-28389) have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance upon Rule 437a of the Securities Act of 1933, as amended (the "Securities Act"). As a result, Plan participants may not be able to recover damages from Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in such financial statements of the Registrant in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which are incorporated by reference in this Registration Statement.

PART I.        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document  containing the  information  for the Plan required by
Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Securities Act Rule 428(b)(1). The document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

        (a) The Form 10-K, Annual Report, filed by the Registrant for the fiscal year ended December 31, 2001 (File No. 000-28389), which includes the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001 and the consolidated statements of condition as of December 31, 2001 and 2000.

        (b) The Form 10-Q report filed by the Registrant for the fiscal quarter ended March 31, 2002 (File No. 000-28389), filed with the SEC on May 10, 2002.

        (c) The description of the Registrant's Common Stock contained in Registrant's Form 8-A (File No. 000-28389), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 12b-15 promulgated thereunder, on December 6, 1999.

        (d) All documents filed by the Registrant  pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

        The financial statements of the Registrant at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-28389) have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance upon Securities Act Rule 437a. As a result, Plan participants may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in such financial statements of the Registrant in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which are incorporated by reference in this Registration Statement.

        ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the common stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Faucette LLP, Washington, D.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article X and XI of the Registrant's Certificate of Incorporation provides as follows:

TENTH:
-----

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative

        (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
        (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:  A Director of this Corporation  shall not be personally liable to the
--------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8. Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):


        5 Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock to be issued.

        10    Connecticut Bancshares, Inc. 2002 Equity Compensation Plan.1

        23.0 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included in Exhibit 5).
                          ---------

        23.1  Consent of Arthur Andersen LLP.2

ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set.

-----------------------
     1 Incorporated herein by reference from Appendix A contained in the Proxy Statement on Form DEF 14A (SEC No. 000-28389) filed with the SEC on April 9, 2002.
     2 The financial statements of the Registrant at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-28389) have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act. As a result, Plan participants may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in such financial statements of the Registrant in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which are incorporated by reference in this Registration Statement.

                      forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, Connecticut, on July 1, 2002.

                                 CONNECTICUT BANCSHARES, INC.


                                 By: /s/ Richard P. Meduski
                                     -------------------------------------------
                                     Richard P. Meduski
                                     Chief Executive Officer, President
                                      and Director


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                       Title                                Date
     ----                       -----                                ----


/s/ Laurence P. Rubinow         Chairman of the Board of            July 1, 2002
--------------------------      Directors
Laurence P. Rubinow



/s/ Richard P. Meduski          Chief Executive Officer,            July 1, 2002
---------------------------     President and Director
Richard P. Meduski              (principal executive officer)



/s/ Michael J. Hartl            Senior Vice President and           July 1, 2002
----------------------------    Chief Financial Officer
Michael J. Hartl                (principal accounting and
                                financial officer)



/s/ A. Paul Berte               Director                            July 1, 2002
-----------------------------
A. Paul Berte



/s/ Timothy J. Devanney         Director                            July 1, 2002
------------------------------
Timothy J. Devanney



/s/ Sheila B. Flanagan          Director                            July 1, 2002
-------------------------------
Sheila B. Flanagan

/s/ John D. LaBelle, Jr.          Director                          July 1, 2002
-------------------------
John D. LaBelle, Jr.



/s/ Eric A. Marziali              Director                          July 1, 2002
-------------------------
Eric A. Marziali



/s/ Jon L. Norris                 Director                          July 1, 2002
-------------------------
Jon L. Norris



/s/ William D. O'Neill            Director                          July 1, 2002
-------------------------
William D. O'Neill



/s/ John G. Sommers               Director                          July 1, 2002
-------------------------
John G. Sommers



/s/ Thomas E. Toomey              Director                          July 1, 2002
-------------------------
Thomas E. Toomey



/s/ Gregory S. Wolff              Director                          July 1, 2002
-------------------------
Gregory S. Wolff



/s/ Timothy J. Moynihan           Director                          July 1, 2002
-------------------------
Timothy J. Moynihan




                                    EXHIBIT INDEX
                                    -------------


                                                                                             SEQUENTIALLY
                                                                                               NUMBERED
                                                                                                 PAGE
EXHIBIT NO.   DESCRIPTION                         METHOD OF FILING                              LOCATION
-----------   -----------------------------       ----------------------------------------   --------------

     4        Connecticut Bancshares, Inc. 2002   Incorporated by reference.
              Equity Compensation Plan

     5        Opinion of Muldoon Murphy &         Filed herewith.                                  11
              Faucette LLP

   23.0       Consent of Muldoon Murphy &         Contained in Exhibit 5.
              Faucette LLP

   23.1       Consent of Arthur Anderson LLP      The financial statements of the Registrant at December
                                                  31, 2001 and 2000 and for each of the three years in the
                                                  period ended December 31, 2001 included in the
                                                  Registrant's Annual Report on Form 10-K for the fiscal
                                                  year ended December 31, 2001 (File No. 000-28389) have
                                                  been audited by Arthur Andersen LLP, independent public
                                                  accountants.  However, the Registrant has been unable to
                                                  obtain the written consent of Arthur Andersen LLP with
                                                  respect to the incorporation by reference of such financial statements in this Registration Statement.  Therefore, the
                                                  Registrant has dispensed with the requirement to file the
                                                  written consent of Arthur Andersen in reliance upon Rule
                                                  437a of the Securities Act.  As a result, Plan participants may not be able to recover damages from Arthur
                                                  Andersen LLP under Section 11 of the Securities Act for
                                                  any untrue statements of material fact or any omissions to state a material fact, if any, contained in such financial statements of the Registrant in the Registrant's Annual
                                                  Report on Form 10-K for the fiscal year ended December
                                                  31, 2001, which are incorporated by reference in this
                                                  Registration Statement.
